                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               AARON RENTS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 6, 1997

  The 1997 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company") will be held on Tuesday, May 6, 1997, at 10:00 a.m., Atlanta time, on the tenth floor of SunTrust Bank, 303 Peachtree St., Suite 1000, Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

    (1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified; and

    (2) Such other matters as may properly come before the meeting or any adjournment thereof.

  Information relating to the above items is set forth in the accompanying Proxy Statement.

  Only shareholders of record of the Class A Common Stock at the close of business on March 7, 1997 are entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          KEITH C. GROEN
                                          Vice President, Legal and Secretary

Atlanta, Georgia
April 11, 1997

                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
               SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                       IF YOU DO NOT ATTEND PERSONALLY.
                       No postage is required if mailed
              in the United States in the accompanying envelope.

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 6, 1997

                              GENERAL INFORMATION

  The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 1997 annual meeting (the "Annual Meeting") of shareholders to be held on Tuesday, May 6, 1997, and any adjournment thereof.

  Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

  The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director. An automated system administered by the Company's transfer agent will tabulate the votes cast.

  Only shareholders of record of Class A Common Stock at the close of business on March 7, 1997 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 7, 1997, the Company had 3,941,906 shares of Class A Common Stock and 15,696,246 shares of Common Stock (formerly known as Class B Common Stock) outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors and any other matters that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors, or with respect to most other matters presented to the shareholders for a vote.

  The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A and Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 14, 1997.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of December 31, 1996 (except as otherwise noted), the beneficial ownership of the Company's Class A and Common Stock by
(i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

  Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of Common Stock held by him, her or it.

                                           AMOUNT AND NATURE
                           TITLE OF CLASS    OF BENEFICIAL
     BENEFICIAL OWNER      OF COMMON STOCK   OWNERSHIP (1)   PERCENT OF CLASS (1)
 ------------------------  --------------- ----------------- -------------------
R. Charles Loudermilk,         Class A       2,379,249             60.34%
 Sr.                           Common        3,472,444(2)          22.04%
 309 E. Paces Ferry Road
 Atlanta, Georgia
Gabelli Funds, Inc.            Class A         429,000(3)          10.88%
 One Corporate Center          Common          703,000(4)           4.46%
 Rye, New York
Gilbert L. Danielson           Class A             -0-                  *
                               Common           67,710(5)               *
Keith C. Groen                 Class A             -0-                  *
                               Common           12,433(6)               *
Earl Dolive                    Class A          86,374              2.19%
                               Common          128,702                  *
Robert C. Loudermilk, Jr.      Class A           1,500                  *
                               Common          518,330(7)           3.28%
R.K. Sehgal                    Class A             -0-                  *
                               Common              -0-                  *
Leo Benatar                    Class A           2,500                  *
                               Common            2,500                  *
Ingrid Saunders Jones          Class A             -0-                  *
                               Common              100                  *
M. Collier Ross                Class A             -0-                  *
                               Common            1,000                  *
J. Rex Fuqua                   Class A             -0-                  *
                               Common           23,000(8)               *
William K. Butler, Jr.         Class A             -0-                  *
                               Common           51,877(9)               *

                                        AMOUNT AND NATURE
                        TITLE OF CLASS    OF BENEFICIAL
   BENEFICIAL OWNER     OF COMMON STOCK   OWNERSHIP (1)   PERCENT OF CLASS (1)
 ---------------------  --------------- ----------------- -------------------
Brian E. Stahl              Class A           2,000(10)              *
                            Common           15,148(11)              *

All executive officers      Class A       2,471,623(10)         62.65%
 and  directors as a        Common        4,299,494(12)         26.99%
 group  (a total of 13
 persons)

--------
 * Less than 1%
 (1) Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors, if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on Nasdaq or any national securities exchange on which such class is then listed, and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.
 (2) Includes 242,348 shares of Common Stock held by a trust for the benefit of a daughter of Mr. Loudermilk, Sr. of which Mr. Loudermilk, Sr. serves as trustee.
 (3) As reflected in an amended Schedule 13D filed with the Securities and Exchange Commission in January, 1997.
 (4) Gabelli Funds, Inc. is not required to disclose its holdings of non-voting, Common Stock, but the Company is advised by The Nasdaq Stock Market that Gabelli Funds, Inc. held 703,000 shares of Common Stock as of December 31, 1996.
 (5) Includes currently exercisable options to purchase 64,000 shares of Common Stock.
 (6) Includes currently exercisable options to purchase 8,000 shares of Common Stock.
 (7) Includes 54,906 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children of which Mr. Loudermilk, Jr. serves as trustee and currently exercisable options to purchase 40,000 shares of Common Stock.
 (8) Includes 8,000 shares of Common Stock held by certain trusts for the benefit of Mr. Fuqua's children, with respect to which Common Stock Mr. Fuqua has neither voting rights nor dispositive power.
 (9) Includes currently exercisable options to purchase 44,000 shares of Common Stock.
(10) Represents currently exercisable options to purchase 2,000 shares of Class A Common Stock.
(11) Includes currently exercisable options to purchase 12,000 shares of Common Stock.
(12) Includes currently exercisable options to purchase 173,000 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10% shareholders during the fiscal year ended December 31, 1996, except that Mr. Dolive inadvertently was late in filing one report.

                             ELECTION OF DIRECTORS

                                   (ITEM 1)

  The Company's Bylaws provide for the Board of Directors to be comprised of ten members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes, or will vote to reduce the number of directors for the ensuing year, as management recommends. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required.

  All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

                                    PRINCIPAL OCCUPATION FOR PAST      DIRECTOR
            NAME            AGE  FIVE YEARS AND OTHER DIRECTORSHIPS     SINCE
            ----            --- ------------------------------------   --------
 R. Charles Loudermilk, Sr.  69 Mr. Loudermilk, Sr. has served as        1962
                                President, Chief Executive Officer
                                and Chairman of the Board of the
                                Company since the Company's
                                incorporation in 1962. He has been a
                                director of America's Mart
                                Corporation, owner and manager of
                                the Atlanta Merchandise Mart, since
                                1996. He is a member of the Advisory
                                Board of the Norfolk Southern
                                Company, formerly a director of the
                                Chattahoochee Bank, and formerly the
                                Chairman of the Board of Directors
                                of the Metropolitan Atlanta Rapid
                                Transit Authority.
 Gilbert L. Danielson        50 Mr. Danielson has served as Vice         1990
                                President, Finance and Chief
                                Financial Officer and Director of
                                the Company since 1990.
 Keith C. Groen              54 Mr. Groen has served as Vice             1987
                                President, Legal of the Company
                                since 1984. He has been a Director
                                of the Company and Secretary since
                                1987.
 Earl Dolive+                79 Mr. Dolive has served as a Director      1977
                                of the Company since 1977. He
                                currently serves as a Director
                                Emeritus of Genuine Parts Company
                                and a Director of Exide Corporation,
                                Pameco Corp. and Greenway
                                Corporation. Prior to his retirement
                                in 1988, he was Vice Chairman of the
                                Board of Genuine Parts Company, a
                                distributor of automobile
                                replacement parts.
 Robert C. Loudermilk, Jr.   38 Mr. Loudermilk, Jr. has served as a      1983
                                Director of the Company since 1983,
                                and as Vice President, Real Estate
                                of the Company, since 1993. From
                                1992 to 1993, he was a self-employed
                                real estate investor. From 1990 to
                                1991, Mr. Loudermilk, Jr., was
                                Executive Vice President of Ball
                                Stalker Co., then a subsidiary of
                                the Company.

                                  PRINCIPAL OCCUPATION FOR PAST        DIRECTOR
          NAME           AGE    FIVE YEARS AND OTHER DIRECTORSHIPS      SINCE
          ----           --- ---------------------------------------   --------
 R.K. Sehgal              56 Mr. Sehgal has served as a Director of      1994
                             the Company since 1994. He has been
                             Vice Chairman and Chief Executive
                             Officer of H. J. Russell and Company, a
                             construction and property management
                             company, since 1996. He was President
                             and Chief Executive Officer of The
                             Williams Group International, Inc., a
                             holding company for various engineering
                             and specialty services companies, from
                             1995 to 1996. He was Chairman and Chief
                             Executive Officer of Law Companies
                             Group, Inc., a holding company for
                             various engineering and consulting
                             companies, serving in various
                             capacities with that company from 1963
                             to 1994.
 Leo Benatar+*            67 Mr. Benatar has served as a Director of     1994
                             the Company since 1994. He has been an
                             associated consultant with A.T.
                             Kearney, Inc., a management consultant
                             and executive search company, since
                             1996. He was Chairman of Engraph, Inc.
                             and served as Chief Executive Officer
                             of that company from 1981 to 1995. Mr.
                             Benatar serves as a Director of
                             Interstate Bakeries Corporation, Mohawk
                             Industries, Inc., Riverwood
                             International Corporation, Paxar
                             Corporation and Schuller Corporation.
                             He previously served as Chairman of the
                             Federal Reserve Bank of Atlanta.
 Ingrid Saunders Jones *  51 Ms. Jones has served as a Director of       1995
                             the Company since 1995. She has been
                             Vice President of Corporate External
                             Affairs of The Coca-Cola Company and
                             Chairperson of The Coca-Cola Foundation
                             since 1991. Previously, she was an
                             Assistant Vice President of The Coca-
                             Cola Company.
 J. Rex Fuqua             47 Mr. Fuqua has served as a Director of       1996
                             the Company since 1996. He has been
                             President and Chief Executive Officer
                             of Realan Capital Corporation, a
                             privately-held real estate investment
                             corporation, since 1985. He is
                             currently a Director, Vice Chairman and
                             a member of the Executive Committee of
                             Fuqua Enterprises, Inc., a company
                             engaged in the manufacture and sale of
                             medical products. He is also President
                             of Fuqua Capital Corporation, a
                             privately-held investment management
                             corporation owned by Mr. Fuqua and J.B.
                             Fuqua.
 M. Collier Ross+         70 Gen. Ross has served as Director of the     1996
                             Company since 1996. He is the former
                             Executive Vice President of Sidwell-
                             Ross and Associates, Inc., a management
                             and technical consulting firm. Gen.
                             Ross retired from the United States
                             Army in 1983 as a Lt. General after 39
                             years of distinguished service.

--------
* Member of the Stock Option Committee of the Board of Directors. + Member of the Audit Committee of the Board of Directors.

  There are no family relationships among any of the executive officers, directors and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

  The Board held four meetings during the fiscal year ended December 31, 1996. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served, except for Messrs. Benatar and Fuqua.

  The Board has a standing Audit Committee which is composed of Messrs. Dolive, Ross and Benatar. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held two meetings during the fiscal year ended December 31, 1996.

  The Board has a Stock Option Committee which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held one meeting during the fiscal year ended December 31, 1996.

  The Board does not have a nominating or compensation committee.

               REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

  Set forth below are the names and ages of all executive officers of the Company as of December 31, 1996. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                             POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
         NAME (AGE)                      DURING THE PAST FIVE YEARS
         ----------         ---------------------------------------------------
 R. Charles Loudermilk, Sr. President, Chief Executive Officer and Chairman of
  (69)                      the Board of Directors of the Company.*
 Gilbert L. Danielson       Vice President, Finance and Chief Financial Officer
  (50)                      of the Company.*
 Keith C. Groen             Vice President, Legal and Secretary of the
  (54)                      Company.*
 William K. Butler, Jr.     Mr. Butler joined the Company in 1974 as a Store
  (44)                      Manager. He served as Vice President of the Aaron's
                            Rental Purchase Division from 1986 to 1995 and
                            currently is President of that Division.
 Brian E. Stahl             Mr. Stahl joined the Company in 1981 as an
  (40)                      Assistant Store Manager. He served as Regional Vice
                            President of the Northeastern Region of the Aaron
                            Rents' Rent-to-Rent Division from 1990 to 1995 and
                            currently is President of that Division.
 Robert C. Loudermilk, Jr.  Vice President, Real Estate of the Company.*
  (38)
 Robert P. Sinclair, Jr.    Mr. Sinclair has served as Controller of the
  (35)                      Company since 1990 and as Chief Financial Officer
                            of the Aaron's Rental Purchase Division since 1995.

--------
* Messrs. Loudermilk, Sr., Danielson, Groen and Loudermilk, Jr. are directors of the Company. For additional information concerning those individuals, see ELECTION OF DIRECTORS (Item 1) above.

EXECUTIVE COMPENSATION SUMMARY

  The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company that earned in excess of $100,000 in salary and bonus during the fiscal year. The Company changed its fiscal year-end from March 31 to December 31 effective December 31, 1995. Amounts shown for the fiscal year ended December 31, 1995 are for the nine month period ended on that date.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION
                                                               --------------
                                       ANNUAL COMPENSATION         AWARDS
                                   --------------------------- --------------
                                                       OTHER     NUMBER OF
                           FISCAL                     ANNUAL     SECURITIES
   NAME AND PRINCIPAL       YEAR                      COMPEN-    UNDERLYING     ALL OTHER
        POSITION          ENDED(1)  SALARY   BONUS   SATION(2) STOCKOPTIONS(#) COMPENSATION
   ------------------     -------- -------- -------- --------- --------------  ------------
R. Charles Loudermilk,    12/31/96 $454,000 $254,290     --       200,000      $72,725(3)
 Sr.                      12/31/95  340,500  160,720     --           -0-       58,653(4)
 President, Chief          3/31/95  454,000  184,000     --           -0-       56,218(5)
 Executive Officer and
 Chairman
Gilbert L. Danielson                                                            31,325(6)
 Vice President, Finance  12/31/96  177,500      -0-     --       100,000       36,778(7)
 and Chief Financial      12/31/95  123,500      -0-     --           -0-        1,498(8)
 Officer                   3/31/95  144,000   15,500     --        84,000
William K. Butler, Jr.    12/31/96  162,500      -0-     --        60,000        1,909(8)
 President, Rental        12/31/95  111,250      -0-     --           -0-        1,271(8)
 Purchase Division         3/31/95  125,000   17,500     --        44,000        1,346(8)
Brian E. Stahl            12/31/96  162,500      -0-     --        60,000       25,436(9)
 President, Rent-to-Rent  12/31/95  110,000      -0-     --           -0-       32,942(10)
 Division                  3/31/95   86,668   38,332     --        62,000        1,369(8)
Robert C. Loudermilk,     12/31/96  152,500      -0-     --        60,000        1,792(8)
 Jr.                      12/31/95   94,750      -0-     --           -0-        1,260(8)
 Vice President, Real      3/31/95   79,000   35,500     --       160,000        1,354(8)
 Estate
Keith C. Groen            12/31/96  100,250      -0-     --        30,000        1,178(8)
 Vice President, Legal    12/31/95   73,875      -0-     --           -0-          749(8)
 and Secretary             3/31/95   94,750      -0-     --        12,000        1,113(8)

--------
 (1) The Company changed its fiscal year-end from March 31 to December 31, effective December 31, 1995. Amounts shown for the year ended December 31, 1995 are for the nine month period from April 1, 1995 to December 31, 1995.
 (2) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
 (3) Includes a matching contribution of $3,758 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $7,320 and $61,647 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
 (4) Includes a matching contribution of $1,040 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $6,080 and $57,613 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
 (5) Includes a matching contribution of $966 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $4,130 and $51,122 representing a portion of the premiums paid with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.

 (6) Includes a matching contribution of $2,330 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $3,650 and $25,345 representing the reimbursement of the executive's income tax liability resulting from club dues paid by the Company in the prior fiscal year.
 (7) Represents a matching contribution of $1,379 made by the Company to the executive's account in the Company's 401(k) plan and club dues of $35,280.
 (8) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.
 (9) Includes a matching contribution of $1,843 made by the Company to the executive's account in the Company's 401(k) plan and $23,593 representing the reimbursement of the executive's income tax liability resulting from moving expenses paid by the Company in the prior fiscal year.
(10) Includes a matching contribution of $1,667 made by the Company to the executive's account in the Company's 401(k) plan and reimbursement of $31,275 for moving expenses.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

  GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

  SALARY AND BONUS. The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during the fiscal year ended December 31, 1996, which represented no change in his salary for the twelve months ended December 31, 1995. At its February, 1996 meeting, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, a bonus was to be given to the Chief Executive Officer in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 1996 (without giving effect to his bonus under the Plan) if the Company's pre-tax earnings for such fiscal year (after giving effect to his bonus under the Plan) exceeded pre-tax earnings for the twelve months ended December 31, 1995, which goal ultimately was achieved. Factors considered in setting the Chief Executive Officer's salary and bonus included the continued improvement in the Company's financial condition and Common Stock trading prices during the fiscal year, and his dual role as both Chairman of the Board of Directors and President of the Company.

  STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Under the Company's 1996 Stock Option and Incentive Award Plan, options to purchase 390,000 shares of Common Stock were awarded to the Chief Executive Officer and other officers and employees during the fiscal year ended December 31, 1996. Pursuant to the Plan, a 100% stock dividend which was declared subsequent to the grant of those options had the effect of increasing to 780,000 the number of options to purchase Common Stock which were granted during the fiscal year ended December 31, 1996. Options granted to the Chief Executive Officer and the other Named Executive Officers during the fiscal year ended December 31, 1996 and the two prior fiscal years are reflected in the Summary Compensation Table above.

                                          THE BOARD OF DIRECTORS
                                          R. Charles Loudermilk, Sr.
                                          Gilbert L. Danielson
                                          Keith C. Groen
                                          Leo Benatar
                                          Earl Dolive
                                          Ingrid Saunders Jones
                                          Robert C. Loudermilk, Jr.
                                          R.K. Sehgal
                                          J. Rex Fuqua
                                          M. Collier Ross

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) all U.S. companies quoted on Nasdaq and (ii) non-financial companies quoted on Nasdaq. Information with respect to the Company's Common Stock for periods subsequent to November 1992 relates to the Company's Class A Common Stock and it's former Class B Common Stock, which was reclassified as Common Stock during the fiscal year ending December 31, 1996, and treats the issuance of the former Class B Common Stock to the shareholders in connection with the Company's November 1992 recapitalization as a stock dividend. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                         [GRAPH APPEARS HERE]

                       COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG AARON RENTS, INC., NASDAQ (US) STOCK INDEX AND NASDAQ NON-FINANCIAL STOCK INDEX


Measurement period      Measurement PT -
(Fiscal Year Covered)   03/31/92             FYE 3/31/93    FYE 3/31/94    FYE 3/31/95   FYE 12/31/95   FYE 12/31/96
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------
AARON RENTS, INC.            $100               $162            $194           $214           $274           $379
NASDAQ (US) STOCK INDEX      $100               $115            $124           $138           $179           $220
NASDAQ NON-FINANCIAL
STOCK INDEX                  $100               $108            $118           $131           $162           $202


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  Messrs. Loudermilk, Sr., Danielson, Groen, Butler, Stahl, Loudermilk, Jr. and Sinclair have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

  Outside directors receive $2,000 for each Board meeting attended, and Audit Committee members receive fees of $500 for each Audit Committee meeting attended. Each outside director also is paid a quarterly retainer of $1,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings.

OPTION GRANTS

  The following table sets forth information with respect to grants of stock options under the Company's 1996 Stock Option and Incentive Award Plan during the last fiscal year to the Company's Chief Executive Officer and the Named Executive Officers. In addition, the hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                         ------------------------------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                         NUMBER OF   PERCENT OF                       ANNUAL RATES OF STOCK
                         SECURITIES TOTAL OPTIONS EXERCISE             PRICE APPRECIATION
                         UNDERLYING  GRANTED TO   OR BASE              FOR OPTION TERM (1)
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION ---------------------
          NAME            GRANTED    FISCAL YEAR   ($/SH)     DATE      5%($)      10%($)
          ----           ---------- ------------- -------- ---------- ---------- ----------
R. Charles Loudermilk,
Sr......................  200,000       25.6%      $9.875    4/7/06   $1,242,000 $3,147,600
Gilbert L. Danielson....  100,000       12.8%      $9.875    4/7/06      621,000  1,573,800
William K. Butler, Jr...   60,000        7.7%      $9.875    4/7/06      372,600    944,280
Brian E. Stahl..........   60,000        7.7%      $9.875    4/7/06      372,600    944,280
Robert C. Loudermilk,
Jr......................   60,000        7.7%      $9.875    4/7/06      372,600    944,280
Keith C. Groen..........   30,000        3.8%      $9.875    4/7/06      186,300    472,140

--------
(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Class A and Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) These options were granted pursuant to the Company's 1996 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table shows for the Company's Chief Executive Officer and the Named Executive Officers information with respect to the exercise of options during the fiscal year ended December 31, 1996, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the applicable class of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                 SHARES              UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                ACQUIRED             OPTIONS AT DECEMBER 31,      THE-MONEY OPTIONS AT
                                   ON      VALUE       1996(NO. OF SHARES)        DECEMBER 31, 1996(1)
                                EXERCISE  REALIZED  ------------------------- -------------------------
          NAME           CLASS    (#)       ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -----  -------- ---------- ----------- ------------- ----------- -------------
R. Charles Loudermilk,     A    150,000  $1,500,000       --            --          -0-           --
Sr...................... Common 450,000   3,656,250       --       200,000          -0-     $425,000
Gilbert L. Danielson....   A      4,000      47,000                     --          -0-           --
                         Common  12,000     136,500   64,000       130,000     $382,500      364,375
William K. Butler, Jr...   A      4,000      54,000                     --          -0-           --
                         Common   6,500      76,001   44,000        80,000      272,500      228,750
Brian E. Stahl..........   A        -0-         -0-    2,000            --       20,500           --
                         Common   6,000      63,000   12,000       110,000       67,500      380,625
Robert C. Loudermilk,      A        -0-         -0-       --            --           --           --
Jr...................... Common     -0-         -0-   40,000       200,000      247,500      836,250
Keith C. Groen..........   A      4,000      54,000       --            --           --           --
                         Common     -0-         -0-    8,000        42,000       72,000      124,500

--------
(1) Aggregate market value (based on December 30, 1996 closing stock price of $13.25 per share for the Class A Common Stock and a December 31, 1996 closing stock price of $12.00 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Gilbert L. Danielson, Keith C. Groen and Robert C. Loudermilk, Jr.

  The Company leased from Mr. Loudermilk, Sr. a 51,000 square foot building housing two stores and a vacant facility in Oklahoma City under a lease which was to expire in 1999 at a basic monthly rental of $14,007, less the monthly rent of $2,625 from the partial subtenant currently in the vacant facility. All insurance, taxes, assessments and other charges related to the property were paid by the Company as additional rent under the lease. Mr. Loudermilk, Sr. purchased the building in November 1980 from the Company at its cost of $950,000. He sold the building to a party unrelated either to the Company or to Mr. Loudermilk, Sr. on February 7, 1997.

  The Company leases a 49,000 square foot building housing four stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a lease expiring in 1999 at a basic monthly rental of $17,726, subject to escalation every five years based on the consumer price index, but not to exceed 5%. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The building was constructed by the Company at a cost of $1,200,000 and was purchased by the partnership at the Company's cost upon the building's completion in May 1980.

  The Company leases a 27,000 square foot building housing one store and a subtenant in College Station, Texas from a general partnership composed of Messrs. Loudermilk, Sr. and Loudermilk, Jr., under a lease expiring in 1999 at a basic monthly rental of $6,000, less the monthly rent of $1,500 from the partial subtenant. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease.

  The Company leases a 67,000 square foot building housing two stores and a warehouse in Arlington, Texas from Robert C. Loudermilk, Jr., under a lease expiring in 2004 at a basic monthly rental of $15,913. All insurance, taxes, repairs, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The Company has spent $336,537 on improvements to accommodate its use of the building. Mr. Loudermilk, Jr. sold the building to a party unrelated to either the Company or Mr. Loudermilk, Jr. on March 26, 1997.

  The Company leases a 22,000 square foot building housing one store in Webster, Texas from Robert C. Loudermilk, Jr., under a lease expiring June 30, 2005 at a basic monthly rental of $8,031. All insurance, taxes, repairs and assessments and other charges relating to the property are paid by the Company as additional rent under the Lease. The Company has spent $114,836 on improvements to accommodate its use of the building. Mr. Loudermilk, Jr. has contracted to sell the building to a party unrelated to either the Company or Mr. Loudermilk, Jr.

  During the fiscal year ended December 31, 1996, the Company purchased substantially all of the assets utilized in the operation of two rental purchase stores located in Pensacola, Florida that were franchised to a corporation owned by H. Ford Bohannon and Linda L. Bohannon, the son-in-law and daughter, respectively, of R.C. Loudermilk, Sr. The purchase price was $922,000.

  The Company believes that the property sales, lease terms and asset purchase described above are as favorable as those that could have been obtained at the same time from unaffiliated parties.

  During the fiscal year ended December 31, 1996, the Company made certain cash advances for personal expenses to Mr. Loudermilk, Sr. The maximum amount of indebtedness outstanding during the period was $55,000. Interest charged on the advances was 6% and as of December 31, 1996 the outstanding balance of such advances was $25,000.

  Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 1996 represented $634,185, and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the fiscal year ended December 31, 1996 totaled $173,316.

  In February 1996, William K. Butler and Keith C. Groen each exercised options to acquire 4,000 shares of Class A Common Stock, which shares were repurchased from them by the Company at the then-current market price per share, for an aggregate purchase price of $78,000 each.

                                 AUDIT MATTERS

  Ernst & Young served as auditors of the Company for the fiscal year ended December 31, 1996. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received by December 22, 1997 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Keith C. Groen
                                          Vice President, Legal and Secretary

April 11, 1997

                               AARON RENTS, INC.

LOGO
                               AARON RENTS, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 6, 1997
                           CLASS A COMMON STOCK PROXY
The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and Keith C. Groen, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 6th day of May, 1997, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1)[_] FOR all nominees listed below (except as marked to the contrary below):

   NOMINEES: R. Charles Loudermilk, Sr., Gilbert L. Danielson, Keith C.
             Groen, Earl Dolive, Robert C. Loudermilk, Jr., R.K. Sehgal, Leo Benatar, Ingrid Saunders Jones, J. Rex Fuqua and M. Collier Ross.

  [_] WITHHOLD AUTHORITY to vote for all nominees listed.
      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

(2) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

  It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 11, 1997 and the Proxy Statement furnished therewith.


                                             Dated and signed ___________, 1997

                                             ----------------------------------

                                             ----------------------------------
                                             (Signature should agree with the
                                             name(s) hereon. Executors, admin-
                                             istrators, trustees, guardians
                                             and attorneys should so indicate
                                             when signing. For joint accounts
                                             each owner should sign. Corpora-
                                             tions should sign their full cor-
                                             porate name by a duly authorized
                                             officer.)

  This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Depart-ment, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid enve-lope.